Exhibit 99.1

For Immediate Release

Contact: William C. DeWitt

SVP, Corporate Communications
(401) 456-5015 Ext. 1541

BOARD OF DIRECTORS OF BANCORP RHODE ISLAND, INC. DECLINES SHAREHOLDER REQUEST TO JOIN BOARD

PROVIDENCE, R.I.—January 24, 2007--Bancorp Rhode Island, Inc. (NASDAQ: BARI) confirmed today that its Board of Directors declined a request from Richard Lashley and John Palmer, principals of PL Capital, to join the company’s Board of Directors.

The Board made its decision after an extensive and thorough review of Messrs. Palmer and Lashley’s qualifications, including in-person interviews with them conducted by the Board Governance and Nominating Committee on January 18, 2007.

“Our Board of Directors is always interested in the views of its shareholders,” said Malcolm G. Chace, Chairman of both the Board of Directors and the Board Governance and Nominating Committee of Bancorp Rhode Island. “However, the Committee and full Board ultimately decided that the addition of Messrs. Palmer and Lashley to the company’s Board would not be in the best interests of the company or its shareholders. The Board is confident that its recently announced slate of Director nominees will better position the company for continued growth and success. Of course, we will remain open to the views and ideas of our investors, including PL Capital, as we execute our strategic plan to increase shareholder value.”

Prior to their interview with the Board’s Governance and Nominating Committee, Bancorp Rhode Island Chief Executive Officer Merrill Sherman and Chief Financial Officer Linda Simmons met with Messrs. Palmer and Lashley on December 7, 2006 to listen to their ideas about Bancorp Rhode Island and their views of the banking sector in general.

Bancorp Rhode Island, Inc. is the parent company of Bank Rhode Island, a full-service, FDIC-insured, state-chartered financial institution. The Bank, headquartered in Providence, has 16 branches located in Providence, Kent and Washington counties.

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SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS

This release may contain "forward-looking statements" within the meaning of section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the company's present expectations or beliefs concerning future events. The company cautions that such statements are necessarily based on certain assumptions which are subject to risks and uncertainties, including, but not limited to, changes in general economic conditions and changing competition which could cause actual future results to differ materially from those indicated herein. Further information on these risk factors is included in the company's filings with the Securities and Exchange Commission.

IMPORTANT INFORMATION

BancorpRI will file a proxy statement in connection with its 2007 annual meeting of shareholders. BancorpRI shareholders are strongly advised to read the proxy statement and the accompanying WHITE proxy card when they become available, as they will contain important information. Shareholders will be able to obtain this proxy statement, any amendments or supplements to the proxy statement and other documents filed by BancorpRI with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. Copies of the proxy statement and any amendments and supplements to the proxy statement will also be available for free at BancorpRI's Internet website at www.bankri.com or by writing to Bancorp Rhode Island, Inc., One Turks Head Place, Providence, Rhode Island 02903, Attention: Investor Relations. In addition, copies of the proxy materials may be requested by contacting our proxy solicitor, Georgeson Inc. at (866) 425-8584 toll free.

INFORMATION REGARDING PARTICIPANTS

Detailed information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of BancorpRI's shareholders is available on Schedule 14A filed with the Securities and Exchange Commission on January 24, 2007.

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